                                                                    EXHIBIT 4.19

CROSS-REFERENCE:

BOOK ____, PAGE ____
_______________ COUNTY, AL

LOAN NUMBER: T0310
             T0347

                                  COBANK, ACB

                   FIRST AMENDMENT AND SUPPLEMENT TO MORTGAGE


       THIS FIRST AMENDMENT AND SUPPLEMENT TO MORTGAGE (this "FIRST AMENDMENT"), is made and entered into as of July 1, 1996, by and between MISSISSIPPI ONE CELLULAR TELEPHONE COMPANY (the "MORTGAGOR"), having its place of business at P.O. Box 3709, Lake Charles, Louisiana 70602, and COBANK, ACB ("COBANK"), having an address at 200 Galleria Parkway, Suite 1900, Atlanta, Georgia 30339, and amends that certain Mortgage, dated as of May 15, 1996, by the Mortgagor for the benefit of CoBank (the "Mortgage");

                              W I T N E S S E T H:

       WHEREAS, CoBank and CTC Financial, Inc. (the "BORROWER") have entered into that certain Amended and Restated Loan Agreement, dated as of May 15, 1996, as amended by that certain First Amendment and Supplement to Amended and Restated Loan Agreement, dated as of even date herewith (as so amended and as the same may be amended, modified, supplemented, renewed, extended, restated or replaced, from time to time, the "MISSISSIPPI ONE LOAN AGREEMENT"), pursuant to which the Borrower has executed and delivered to CoBank a Second Amended and Restated Promissory Note, dated of even date herewith in the original principal amount of $32,400,000 (as it may be amended, modified, supplemented, renewed, extended, restated or replaced, from time to time, the "AMENDED COBANK NOTE"; the amounts loaned thereunder the "MISSISSIPPI ONE LOAN"); and

       WHEREAS, the proceeds of the Mississippi One Loan have been or will be reloaned by the Borrower to the Mortgagor, as evidenced by that certain Second Amended and Restated Promissory Note dated as of even date herewith, made by the Mortgagor in favor of the Borrower in the original principal amount of $32,400,000 (said promissory note, as the same may be amended, modified, supplemented, extended or restated from time to time is hereinafter referred to as the "MISSISSIPPI ONE NOTE"), which Mississippi One Note has been assigned to CoBank; and

       WHEREAS, CoBank and the Borrower have entered into that certain Loan Agreement, dated as of May 15, 1996 (as it may be amended, modified, supplemented, renewed, extended, restated or replaced, from time to time, the "MERCURY LOAN AGREEMENT"), pursuant to which the

First Amendment to Mortgage/Mississippi One
Loan No. T0310
Loan No. T0347


Borrower has executed and delivered to CoBank a Promissory Note, dated May 15, 1996 in the original principal amount of $5,000,000 (as it may be amended, modified, supplemented, renewed, extended, restated or replaced, from time to time, the "COBANK NOTE"; the amounts loaned thereunder the "MERCURY LOAN"); and

       WHEREAS, the proceeds of the Mercury Loan have been reloaned by the Borrower to Mercury, Inc. ("MERCURY"), as evidenced by that certain Promissory Note, dated May 15, 1996 made by Mercury in favor of Borrower in the original principal amount of $5,000,000 (said promissory note, as the same may be amended, modified, supplemented, extended or restated from time to time is hereinafter referred to as the "MERCURY NOTE"), which Mercury Note has been assigned to CoBank; and

       WHEREAS, as a condition to CoBank's obligation to advance funds under the Mississippi One Loan Agreement and the Mercury Loan Agreement: (a) the Mortgagor has executed and delivered, as amended by that certain First Amendment and Supplement to Continuing Guaranty, dated as of even date herewith, amending that certain Continuing Guaranty, dated as of May 15, 1996, in favor of CoBank (as so amended and as the same may be amended, modified, supplemented, extended, or restated from time to time, the "MISSISSIPPI ONE GUARANTY"), guaranteeing the "Obligations" (as defined in the Mississippi One Guaranty); (b) the Mortgagor has executed and delivered that certain Second Amendment and Supplement to Security Agreement, dated as of even date herewith, amending that certain Security Agreement, dated as of September 27, 1994, in favor of CoBank, as previously amended by that certain First Amendment and Supplement to Security Agreement, dated as of May 15, 1996 (as so amended and as the same may be amended, modified, supplemented, extended, or restated from time to time, the "MISSISSIPPI ONE SECURITY AGREEMENT"); (c) the Mortgagor has executed and delivered that certain Second Amendment and Supplement to Deed of Trust, Security Agreement and Fixture Filing, dated as of even date herewith, amending that certain Deed of Trust, Security Agreement and Fixture Filing, dated as of September 27, 1994, in favor of CoBank, as previously amended by that certain First Amendment and Supplement to Deed of Trust, Security Agreement and Fixture Filing, dated as of May 15, 1996 (as so amended and as the same may be amended, modified, supplemented, extended, or restated from time to time, the "MISSISSIPPI ONE DEED OF TRUST"); (d) Mercury has executed and delivered that certain First Amendment and Supplement to Continuing Guaranty, dated as of even date herewith, amending that certain Continuing Guaranty, dated as of May 15, 1996, in favor of CoBank (as so amended and as the same may be amended, modified, supplemented, extended, or restated from time to time, the "MERCURY GUARANTY"), guaranteeing the "Obligations" (as defined in the Mercury Guaranty); and (e) Mercury has executed and delivered that certain Second Amendment and Supplement to Pledge Agreement, dated as of even date herewith, amending that certain Pledge Agreement, dated as of September 27, 1994, in favor of CoBank, as previously amended by that certain First Amendment

First Amendment to Mortgage/Mississippi One
Loan No. T0310
Loan No. T0347


and Supplement to Pledge Agreement, dated as of May 15, 1996 (as so amended and as the same may be amended, modified, supplemented, extended, or restated from time to time, the "MERCURY PLEDGE AGREEMENT"; this Mortgage, the Mississippi One Loan Agreement, the Amended CoBank Note, the Mississippi One Note, the Mercury Loan Agreement, the CoBank Note, the Mercury Note, the Mississippi One Guaranty, the Mississippi One Security Agreement, the Mississippi One Deed of Trust, the Mercury Guaranty, the Mercury Pledge Agreement and all other instruments evidencing, securing or otherwise relating to the indebtedness created by the Mississippi One Loan Agreement and the Mercury Loan Agreement are hereinafter referred to as the "LOAN DOCUMENTS"); and

       WHEREAS, to induce CoBank to make the extension of credit contemplated by the Mississippi One Loan Agreement and the Mercury Loan Agreement, the Mortgagor granted to CoBank a lien in and to the Premises (as defined in the Mortgage), and to induce CoBank to make the additional extension of credit contemplated by the amendments to the Mississippi One Loan Agreement, the Mortgagor has agreed to supplement and amend the Mortgage as herein provided;

       NOW, THEREFORE, in consideration of the foregoing, and intending to be legally bound hereby, the Mortgagor hereby agrees with CoBank as follows:

       1. FOR AND IN CONSIDERATION of the sum of $10.00 and other valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, and in order to secure the full and prompt payment when due and performance of the "SECURED OBLIGATIONS" (as defined in the Mortgage, as amended by this First Amendment), the Mortgagor does hereby grant, bargain, sell, assign and convey over unto CoBank all right, title and interest of the Mortgagor in and to the following described property (collectively, the "ADDITIONAL PREMISES"):

              (a) all those certain tracts, pieces or parcels of land (and any easements, rights of way or other rights or interests in land) owned or leased by the Mortgagor located in the Counties of Bibb, Dallas, Chilton, Lowndes and Wilcox, Alabama, including, without limitation, those parcels described on EXHIBIT A hereto and made a part hereof (the "ADDITIONAL REAL PROPERTY"), the Mortgagor's interest in the leased Additional Real Property being pursuant to the leases described on EXHIBIT B hereto and made a part hereof (collectively, the "ADDITIONAL LEASEHOLD LEASES");

              (b) all buildings, structures and improvements of every nature whatsoever now or hereafter situated on, under or above the Additional Real Property and all fixtures now or hereafter attached thereto and equipment located thereon (excluding motor vehicles for which ownership is required by law to be evidenced by certificates of title), all telecommunications and radio transmitting and receiving equipment, antennas, microwave

First Amendment to Mortgage/Mississippi One
Loan No. T0310
Loan No. T0347


       communication equipment, machinery, satellite dishes, poles, posts, towers, cross-arms, conduits, ducts, lines (whether overhead or underground or otherwise), wires, cables, exchanges, switches, including, without limitation, host switches and remote switches, desks, testboards, frames, racks, motors, generators, batteries, central office equipment, pay stations, protectors, subscriber equipment, instruments, connectors, connections, appliances, and all other personal property located on the Additional Real Property or otherwise used, useful or acquired for use in connection with the Mortgagor's business, including all accessions, replacements, or substitutions thereof (the "ADDITIONAL IMPROVEMENTS");

              (c) all easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water rights, minerals, crops, timber and other emblements now or hereafter located on the Additional Real Property or under or above the same or any part or parcel thereof, and all estates, rights, titles, interests, tenements, hereditaments and appurtenances, reversions and remainders whatsoever, in any way belonging, relating or appertaining to the Additional Real Property or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by the Mortgagor (the "ADDITIONAL EASEMENTS AND APPURTENANCES"; together with the Additional Real Property, the Additional Leasehold Leases and the Additional Improvements, the "ADDITIONAL PROPERTY");

              (d) all easements, rights, rights-of-way, satellite dishes, towers, equipment and all other real and personal property comprising the utility system of the Mortgagor;

              (e) all right, title and interest of the Mortgagor in any and all leases, rental agreements and arrangements of any sort now or hereafter affecting the Additional Property or any portion thereof and providing for or resulting in the payment of money to the Mortgagor for the use of the Additional Property or any portion thereof, whether the user enjoys the Additional Property or any portion thereof as tenant for years, invitee, licensee, tenant at sufferance or otherwise, and irrespective of whether such leases, rental agreements and arrangements be oral or written, and including any and all extensions, renewals and modifications thereof (the "ADDITIONAL LEASES") and guaranties of the performance or Secured Obligations of any tenants or lessees thereunder (the "ADDITIONAL TENANTS"), together with all income, rents, issues, profits and revenues from the Additional Leases (including all tenant security deposits and all other tenant deposits, whether held by the Mortgagor or in a trust account, and all other deposits and escrow funds relating to any Additional Leases), and all the estate, right, title, interest, property, possession, claim and demand whatsoever at law, as well as in equity, of the Mortgagor of, in and to the same; provided, however, that although this First Amendment contains (and it is hereby agreed that this First Amendment contains) a present, current,

First Amendment to Mortgage/Mississippi One
Loan No. T0310
Loan No. T0347


       unconditional and absolute assignment of all of said income, rents, issues, profits and revenues, the Mortgagor and CoBank have agreed that so long as there shall exist no Default (as defined in the Mortgage) the Mortgagor shall have a revocable license to collect routine rental payments and revenues which do not relate to periods more than one month after collection, it being agreed that CoBank shall be entitled at all times to possession of all other income, rents, issues, profits and revenues (including deposits), and it being further agreed that upon the occurrence of a Default hereunder such license shall be automatically revoked without the necessity of further action by CoBank;

              (f) all right, title and interest of the Mortgagor in any and all awards, payments, proceeds and the right to receive the same, either before or after any foreclosure hereunder, as a result of any temporary or permanent injury or damage to, taking of or decrease in the value of the Additional Property by reason of casualty, condemnation or otherwise;

              (g) all claims and causes of action arising from or otherwise related to any of the foregoing, and all rights and judgments related to any legal actions in connection with such claims or causes of action, and all cash (or evidences of cash or of rights to cash) or other property or rights thereto relating to such claims or causes of action;

              (h) all other real property of every kind, nature and description, and wheresoever located, now owned or leased or hereafter acquired or leased by the Mortgagor; and

              (i) all extensions, additions, improvements, betterments, renewals and replacements, substitutions, or proceeds of any of the foregoing.

       2. TO HAVE AND TO HOLD the Additional Premises and all parts, rights, members and appurtenances thereof forever. The Mortgagor covenants that the Mortgagor is lawfully seized and possessed of the leasehold estates created by the Additional Leasehold Leases and has good right and is lawfully authorized to convey the Additional Premises, that the Additional Premises are unencumbered by any liens or judgments except for the matters set forth on EXHIBIT C hereto and made a part hereof (the "ADDITIONAL PERMITTED TITLE EXCEPTIONS"), and the Mortgagor does warrant and will forever defend the title thereto against the claims of all persons whomsoever, except for the Additional Permitted Title Exceptions. This First Amendment, in combination with the Mortgage, is a self-operative security agreement with respect to the Additional Premises and is intended to constitute a security agreement as required under the Alabama Uniform Commercial Code, but the Mortgagor agrees to execute and deliver on demand such other security agreements, financing statements and other instruments as CoBank may request in order to perfect its security interest or to impose the lien hereof more specifically

First Amendment to Mortgage/Mississippi One
Loan No. T0310
Loan No. T0347


upon any of the Premises and CoBank shall have all the rights and remedies of a secured party under the Alabama Uniform Commercial Code in addition to those specified herein.

       3. THIS FIRST AMENDMENT is given to secure the payment and performance of the Secured Obligations.

       4. SHOULD THE SECURED OBLIGATIONS BE PAID according to the tenor and effect thereof when the same shall become due and payable, and should the Mortgagor perform all covenants herein contained in a timely manner, then this First Amendment and the conveyance effected and the liens granted hereby shall be released and terminated and shall be cancelled and surrendered.

       5. All references in the Mortgage to the "Mississippi One Loan Agreement," the "Amended CoBank Note," the "Mississippi One Note," the "Mercury Loan Agreement," the "CoBank Note," the "Mercury Note," the "Mississippi One Guaranty," the "Mississippi One Security Agreement," the "Mississippi One Deed of Trust," the "Mercury Guaranty," the "Mercury Pledge Agreement," and the "Loan Documents" shall be to each such term, respectively, as defined in this First Amendment.

       6. All references in the Mortgage to the "Premises," the "Real Property," the "Leasehold Leases," the "Improvements," the "Easements and Appurtenances," the "Property," the "Leases," the "Tenants" and the "Permitted Title Exceptions" shall include within their definitions the "Additional Premises," the "Additional Real Property," the "Additional Leasehold Leases," the "Additional Improvements," the "Additional Easements and Appurtenances," the "Additional Property," the "Additional Leases," the "Additional Tenants" and the "Additional Permitted Title Exceptions," respectively.

       7. All references in the Mortgage to the "Mortgage" shall be to the Mortgage as amended by this First Amendment.

       8. After giving effect to the amendments to and the restatement of the Mortgage set forth in this First Amendment, the representations and warranties of Mississippi One set forth in the Mortgage are true and correct as of the date hereof as if made on the date hereof.

       9. It is the intention of the parties hereto that this First Amendment shall not constitute a novation and shall in no way adversely affect or impair the validity of the Loan Documents, it being the intention of the parties hereto merely to amend the Mortgage as expressly set forth herein. To the extent not inconsistent herewith, all the terms and conditions of the Mortgage shall remain in full force and effect and are hereby ratified and confirmed by Mississippi One.

First Amendment to Mortgage/Mississippi One
Loan No. T0310
Loan No. T0347



       10. This First Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original and shall be binding upon all parties and their respective permitted successors and assigns, and all of which taken together shall constitute one and the same agreement.

       11. This First Amendment shall be governed by and construed in accordance with the laws of the State of Alabama, without reference to choice of law doctrine.





                           (Signatures on Next Page)

First Amendment to Mortgage/Mississippi One
Loan No. T0310
Loan No. T0347


       IN WITNESS WHEREOF, the Mortgagor has executed, attested and delivered this First Amendment under seal, and CoBank has executed and delivered this First Amendment, as of the day and year first above written.


                                    MISSISSIPPI ONE CELLULAR
                                    TELEPHONE COMPANY

                                    By: /s/ THOMAS G. HENNING
                                       ---------------------------------------
                                         Name: Thomas G. Henning
                                              --------------------------------
                                         Title: President
                                               -------------------------------


                                    Attest: /s/ ROBERT PIPER
                                           -----------------------------------
                                         Name: Robert Piper
                                              --------------------------------
                                         Title: Secretary
                                               -------------------------------

                                    [CORPORATE SEAL]
Signed, sealed and delivered
in the presence of:


/s/ SHEILA KING
------------------------------------
Witness


/s/ SANDRA DIAZ
------------------------------------
Notary Public

Commission Expiration: lifetime commission
                       -------------------

[NOTARIAL SEAL]


                       (Signatures Continue on Next Page)

First Amendment to Mortgage/Mississippi One
Loan No. T0310
Loan No. T0347


                   (Signatures Continued from Previous Page)


                                    COBANK, ACB

                                    By: /s/ MARY KAY DEERING
                                       ---------------------------------------
                                         Name:
                                              --------------------------------
                                         Title:
                                               -------------------------------



Signed, sealed and delivered
in the presence of:


/s/ [ILLEGIBLE]
------------------------------------
Witness


/s/ MARIANNE R. HOWELL
------------------------------------
Notary Public
                       Notary Public, Cobb County, Georgia
Commission Expiration: My Commission Expires April 25, 1999
                       --------------

[NOTARIAL SEAL]





                           This document prepared by:
                          Sutherland, Asbill & Brennan
                        999 Peachtree Street, Suite 2300
                          Atlanta, Georgia 30309-3996

First Amendment to Mortgage/Mississippi One
Loan No. T0310
Loan No. T0347


                                   EXHIBIT A

                               Legal Description



                                   Attached.

                                  EXHIBIT "A"

                               LEGAL DESCRIPTIONS

                                      AL-3

================================================================================
                                   ALICEVILLE
================================================================================

         LESSOR                                 LEGAL DESCRIPTION
         ------                                 -----------------

Charles A. & Robbie A. Davis       A part of Fractional Section 34, Township 22
                                   South, Range 15 West and being more
                                   particularly described as follows:

                                   Commence at the southeast corner of said
                                   Section 34, thence run westerly and along the section line 1877.95 feet to the Point of Beginning thence continue westwardly along said course 684.27 feet; thence, with an interior angle left of 90 degrees, 80 minutes, run northwardly 604.90 feet; thence, with an interior angle left of 96 degrees, 80 minutes, run eastwardly 696.99 feet, thence, with an interior angle left of 85 degrees, 00 minutes, run southwardly
                                   664.94 feet to the Point of Beginning thus making a closing interior angle left of 90 degrees, 80 minutes.

                                   Said parcel containing 9.99 acres, more or less.


================================================================================
                                   BUTLER
================================================================================

Scott Paper Company                A part of the Southeast Quarter of the
                                   Northwest Quarter and a part of the
                                   Northeast Quarter of the Northwest Quarter all in Section 10, Township 12 North, Range
                                   3 West, being more particularly described as follows:

                                   Commence at the southwest corner of said
                                   Southeast Quarter of the Northwest Quarter;
                                   thence run northwardly and along Quarter line 901.69 feet; thence with a deflection angle right of 90 degrees, 00 minutes, run eastwardly 445.57 feet to the Point of Beginning; thence with a deflection angle right of 9 degrees, 26 minutes, run southeastwardly 721.33 feet; thence with an interior angle right of 60 degrees, 00 minutes, run northwestwardly 695.0 feet; run southwestwardly 708.77 feet to the Point of Beginning, thus making a closing interior right of 58 degrees, 11 minutes.

                                   Said parcel containing 4.99 acres, more or less.

================================================================================
                                    EUTAW
================================================================================
L-Square Land Company              A parcel of land in the Southeast Quarter of
                                   Section 14, Township 22 North, Range 2 East of the St. Stephens Meridian, Greene County,
                                   Alabama and being more particularly
                                   described as follows:

                                   To locate the POINT OF BEGINNING, commence at the Southwest corner of said Section 14, said corner being a one inch rebar; thence run in an Easterly direction and along the South boundary of said Section 14 a distance of 5340.79 feet to the Southeast corner of said Section 14, said corner being a nail in a fence post; thence with a right angle from line back of 89 degrees 44 minutes 52 seconds run in a Northerly direction and along the East boundary of said Section 14 a distance of 2658.15 feet to the North boundary of the Southeast Quarter of said
                                   Section 14; thence with a right angle from line back of 89 degrees 41 minutes 50 seconds, run in a Westerly direction and along the North boundary of said Southeast Quarter a distance of 614.63 feet to the POINT OF BEGINNING, said POINT OF BEGINNING being a 1/2 inch rebar; thence continue on the North boundary of said Southeast Quarter in a Westerly direction a distance of 705.17 feet to a 1/2 rebar; thence with an interior angle to the right of 89 degrees 18 minutes 00 seconds, run in a Southerly direction a distance of 625.77 feet to a /12 inch rebar; thence with an interior angle to the right of 90 degrees 00 minutes 00 seconds, thence with an interior angle to the right of 90 degrees 99 minutes 00 seconds, run in a Northerly direction 617.18 feet to the POINT OF BEGINNING, and having a closing angle of 90 degrees 42 minutes 00 seconds and containing 10.1 acres, more or less.

================================================================================
                                    FAYETTE
================================================================================
John Cash & Ivalene Walden         A part of the southeast quarter of the
                                   southwest quarter of section 25, and a part of the northeast quarter of the northwest quarter of Section 36, all in Township 16
                                   South, Range 13 West and being more
                                   particularly described as follows:

                                   Commence at the southwest corner of said
                                   Section 25, thence run eastwardly and along the section line 1556.88 feet to the Point of Beginning; thence, with a deflection angle left of 90 degrees, 00 minutes, run northwardly 517.31 feet; thence, with an interior angle left of 90 degrees, 00 minutes, run eastwardly 628.46 feet; thence, with an interior angle left of 90 degrees, 00 minutes, run southwardly 683.38 feet; thence, with an interior angle left of 90 degrees, 00 minutes, run westwardly 628.46 feet; thence, with an interior angle left of 90 degrees, 00 minutes, run northwardly

                                   166.07 feet to the Point of Beginning, thus making a closing interior angle left of 180 degrees,00 minutes.

                                   Said parcel containing 9.86 acres, more or less.

================================================================================
                                     LINDEN
================================================================================
Leroy & Matty E. Hill              A parcel of land situated in the SE 1/4 of
                                   Section 16, Township 14 North, Range 3 East,
                                   Marengo County, Alabama, more particularly described as follows:

                                   Commence at the southeast corner of said
                                   Section 16; thence, run northwardly along the east boundary of said Section 16 for 1329.65 feet; thence, with a deflection angle left of 90 degrees, 00 minutes, run westwardly for 153.09 feet to the POINT OF BEGINNING; thence, with a deflection angle left of 07 degrees, 18 minutes, run westwardly for 672.43 feet, thence, with an interior angle left of 90 degrees, 00 minutes, run northwardly for 645.16 feet; thence, with an interior angle left of 90 degrees, 00 minutes, run eastwardly for
                                   672.43 feet; thence, with an interior angle left of 90 degrees, 00 minutes, run southwardly for 645.16 feet to the POINT OF BEGINNING, thus forming a closing interior angle left of 90 degrees, 00 minutes.

                                   LESS AND EXCEPT that portion, if any, of the property described in Deed Book 7C, at Page 722 in the Probate Office of Marengo County, Alabama.

                                   Said parcel contains 9.96 acres, more or less.

                                   Property described herein subject to any and all easements, restrictions, reservations and rights-of-way of record.

================================================================================
                                 LIVINGSTON
================================================================================
Board of Trustees of
     Livingston University         Part of the Northwest Quarter of the
                                   Northwest Quarter of Section 21, Township 19
                                   North, Range 2 West, Sumter County, Alabama, being more particularly described as follows:

                                   Commence at the northeast corner of the
                                   Northwest Quarter of the Northwest Quarter of Section 21; thence, run southwardly and along the east line of said Northwest Quarter of the Northwest Quarter for a distance of 1,041.24 feet to the Point of Beginning; thence, run southwardly and along the last stated course for a distance of
                                   720.97 feet; thence, with an interior angle left of 90 degrees, 00 minutes, run westwardly for a distance of 660.78 feet, thence, with an interior angle left of 90 degrees, 00 minutes, run northwardly for a distance of 720.97 feet; thence, with an interior angle left of 90 degrees, 00 minutes, run eastwardly for a distance of 660.78 feet to the Point of Beginning, thus making a closing interior angle left of 90 degrees, 00 minutes.

================================================================================
                                   REFORM
================================================================================
Mr. Charles B. McGabey             A parcel of land situated in the SE 1/4 of
                                   the SW 1/4 of Section 25, Township 18 South,
                                   Range 15 West, Pickens County, Alabama, more particularly described as follows:

                                   Commence at the southwest comer of the SE
                                   1/4 of the SW 1/4 of said Section 25;
                                   thence, run northwardly along the accepted west boundary of the SE 1/4 of the SW 1/4 of said Section 25 for a distance of 893.42 feet; thence, with a deflection angle right of 90 degrees, 00 minutes, run eastwardly for a distance of 151.02 feet to the POINT OF BEGINNING; thence, continue eastwardly along the previous course for a distance of 633.79 feet; thence, with an interior angle left of 90 degrees, 00 minutes, run southwardly for a distance of 681.88 feet; thence, with an interior angle left of 90 degrees, 00 minutes, run westwardly for a distance of
                                   375.26 feet; thence, with an interior angle left of 112 degrees, 24 minutes, run northwestwardly for a distance of 196.72 feet to a concrete monument; thence, with an interior angle left of 264 feet; thence, with an interior angle left of 72 degrees, 42 minutes, run northwardly for a distance of 557.20 feet to the POINT OF BEGINNING, thus forming a closing interior angle left of 90 degrees, 00 minutes.

                                   Said parcel contains 9.12 acres, more or less.

================================================================================
                                   VERNON
================================================================================
Mr. J. L. Duckworth                A part of the Northeast Quarter of the
                                   Northwest Quarter and a part of the
                                   Northwest Quarter of the Northeast Quarter all in Section 18, Township 15 South, Range
                                   14 West, being more particularly described as follows:

                                   Commence at the northwest corner of said
                                   Northeast Quarter of the Northwest Quarter;
                                   thence run eastwardly and along Section line
                                   819.29 feet; thence with a deflection angle right of 90 degrees, 00 minutes, run southwardly 39.34 feet to the Point of Beginning; thence continue southwardly along said course 628.98 feet; thence eastwardly
                                   683.24 feet; thence with an interior angle right of 90 degrees, 00 minutes, run northwardly 628.98 feet; thence, with an interior angle right of 90 degrees, 00 minutes, run westwardly 683.24 feet to the Point of Beginning, thus making a closing interior angle right of 90 degree, 00 minutes.

                                   Said Parcel containing 9.87 acres, more or
                                   less.
================================================================================
                                   DEMOPOLIS
================================================================================
L-Square Land Company              A parcel of land situated in the SE 1/4 of
                                   Section 16, Township 14 North, range 3 East,
                                   Marengo County, Alabama, more particularly described as follows:

                                   Commence at the southeast corner of said
                                   Section 16; thence, run northwardly along the east boundary of said Section 16 for 1329.65 feet; thence, with a deflection angle left of 90 degrees, 00 minutes, run westwardly for 153.09 feet to the POINT OF BEGINNING; thence, with a deflection angle left of 07 degrees, 18 minutes, run westwardly for 672.43 feet; thence, with an interior angle left of 90 degrees, 00 minutes, run northwardly for 645.16 feet; thence, with an interior angle left of 90 degrees, 00 minutes, run eastwardly for
                                   672.43 feet; thence, with an interior angle left of 90 degrees, 00 minutes, run southwardly for 645.16 feet to the POINT OF BEGINNING, thus forming a closing interior angle left of 90 degrees, 00 minutes.

                                   LESS AND EXCEPT that portion, if any, of the property described in Deed Book 7C, at Page 722 in the Probate Office in Marengo County, Alabama.

                                   Said parcel contains 9.96 acres, more or less.

                                   Property described herein subject to any and all easements, restrictions, reservations and rights-of-way of record.


       OFFICES                     LEGAL DESCRIPTION
       -------                     -----------------

================================================================================
                                   FAYETTE
================================================================================
Fayette Center Associates, Inc.    1552 Temple Avenue, North
                                   Fayette, Alabama

================================================================================
                                   DEMOPOLIS
================================================================================
Lowe Jewelry, Inc.                 932 Highway 80, East
                                   Demopolis, Alabama

                                                                       EXHIBIT B

                   SPECIAL MEETING OF THE BOARD OF DIRECTORS
                                       OF
                   MISSISSIPPI ONE CELLULAR TELEPHONE COMPANY

         A special meeting of the Board of Directors was held on June 26, 1996 at One Lakeshore Drive, Suite 1492, Lake Charles, Louisiana after due and proper notice.

                 The following Directors were present:

                 Thomas G. Henning
                 Robert Piper
                 Mike Clark
                 Paul Clifton

being all of the Directors of the corporation.

         The President outlined the progress on financing the purchase of the assets of PriCellular Corporation, PriCellular Wireless Corporation and Northland Cellular Corporation (hereafter collectively referred to as "PriCellular") as they relate to Alabama RSA #4 and the buildout and operations of Alabama RSA #4 through the National Bank for Cooperatives. That due to the laws creating the National Bank for Cooperatives, CTC Financial, Inc. will borrow the funds necessary to purchase, build out and operate Alabama RSA #4 from the CoBank, ACB in the amount of $28,000,000 of which CTC Financial, Inc. will loan $15,000,000 to the Corporation and CTC Financial, Inc. will loan $13,000,000 to Mercury Cellular Telephone Company ("MCTC") which MCTC will reloan to the Corporation. The Corporation will issue a Second Amended and Restated Promissory Note to CTC Financial, Inc. and a Promissory Note to MCTC, both notes will be assigned to CoBank, ACB, a First Amendment and Supplement to Amended and Restated Continuing Guaranty to CoBank, ACB, a Second Amendment and Supplement to the Security Agreement to CoBank, ACB, a Second Amendment and Supplement to the Deed of Trust and Security Agreement to CoBank, ACB and a First Amendment and Supplement to Mortgage to CoBank, ACB.

         After lengthy discussion of this matter, the following resolutions were adopted:

         BE IT RESOLVED that Mississippi One Cellular Telephone Company be authorized to borrow $15,000,000 from CTC Financial, Inc. and $13,000,000 from MCTC which amounts will be borrowed by CTC Financial, Inc. and MCTC from CoBank, ACB and agree and accept all the terms and conditions thereof.

         BE IT FURTHER RESOLVED that Thomas G. Henning, President of Mississippi One Cellular Telephone Company and Robert Piper, Secretary of Mississippi One Cellular Telephone Company be authorized and directed on behalf of Mississippi One Cellular Telephone Company, to issue, enter into, agree to, accept, attest, seal and deliver a Second Amended and Restated Promissory Note to CTC Financial, Inc. and a Promissory Note to MCTC, both notes will be assigned to CoBank, ACB, a First Amendment and Supplement to Amended and Restated Continuing Guaranty to CoBank, ACB, a Second Amendment and Supplement to the Security Agreement to CoBank, ACB, a Second Amendment and Supplement to the Deed of Trust and Security Agreement to CoBank, ACB and a First Amendment and Supplement to Mortgage to CoBank, ACB, a proposed copy of each document is attached hereto and made a part of these minutes.

         BE IT FURTHER RESOLVED that Thomas G. Henning, President of Mississippi One Cellular Telephone Company and Robert Piper, Secretary of Mississippi One Cellular Telephone Company be authorized and directed to enter into, agree to accept, attest, seal and deliver any other documents and take such other action which they deem is necessary and proper to effectuate the $15,000,000 loan from CTC Financial, Inc. and the $13,000,000 loan from MCTC as set forth herein and negotiate and finalize the terms of all such documents necessary.

         There being no further business, the meeting was adjourned.

                                                        /s/ ROBERT PIPER
                                                        ------------------------
                                                        ROBERT PIPER, Secretary
APPROVED:


/s/ THOMAS G. HENNING
------------------------------
THOMAS G. HENNING, President

First Amendment to Mortgage/Mississippi One
Loan No. T0310
Loan No. T0347


                                   EXHIBIT B

                                Leasehold Leases



     LESSOR                LEASE DATE         COUNTY
     ------                ----------         ------
George Allen Desmond         2-22-95           Bibb

Dominion Resources, Inc.     9-1-91           Chilton

Dominion Resources, Inc.     3-27-95          Dallas

Owings Properties            9-1-95            Bibb

First Amendment to Mortgage/Mississippi One
Loan No. T0310
Loan No. T0347


                                   EXHIBIT C

                           Permitted Title Exceptions


                                     None.